Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: January 24, 2018

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Record Net Income for 2017

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp (“Horizon”) today announced its unaudited financial results for the three-month and twelve-month periods ended December 31, 2017.  All share data has been adjusted to reflect Horizon’s three-for-two stock split effective November 14, 2016.

SUMMARY:
•
Net income for the year ended December 31, 2017 was $33.1 million, or $1.43 diluted earnings per share, compared to $23.9 million, or $1.19 diluted earnings per share, for the year ended December 31, 2016.

•
Net income, excluding acquisition-related expenses, gain on sale of investment securities, prepayment penalties on borrowings, gain on the accounting for Horizon’s equity interest in Lafayette Community Bancorp (“Lafayette”), tax reform bill impact and purchase accounting adjustments (“core net income”) for the year ended December 31, 2017 increased 21.4% to $35.5 million or $1.53 diluted earnings per share compared to $29.2 million or $1.45 diluted earnings per share for the year of 2016.

•
Net income for the fourth quarter of 2017 was $7.6 million, or $0.30 diluted earnings per share, compared to $8.2 million, or $0.36 diluted earnings per share, for the third quarter of 2017 and $5.6 million, or $0.25 diluted earnings per share, for the fourth quarter of 2016.

•
Core net income for the fourth quarter of 2017 was $10.1 million, or $0.40 diluted earnings per share, compared to $9.2 million, or $0.41 diluted earnings per share, for the third quarter of 2017 and $8.5 million, or $0.38 diluted earnings per share, for the fourth quarter of 2016.

•	Return on average assets was 0.97% for the year ended December 31, 2017 compared to 0.81% for the year ended December 31, 2016.
•
Return on average assets, excluding acquisition-related expenses, gain on sale of investment securities, prepayment penalties on borrowings, gain on the accounting for Horizon’s equity interest in Lafayette, tax reform bill impact and purchase accounting adjustments (“core return on average assets”), for the year ended December 31, 2017 was 1.04% compared to 0.99% for the year ended December 31, 2016.

•	Total loans increased by a rate of 32.2%, or $691.0 million, during 2017. Total loans, excluding acquired loans, increased by a rate of 11.3%, or $242.7 million, during 2017.
•	Commercial loans increased by a rate of 51.2%, or $547.9 million, during 2017. Commercial loans, excluding acquired commercial loans, increased by a rate of 14.3%, or $152.7 million, during 2017.
•	Consumer loans increased by a rate of 28.7%, or $114.4 million, during 2017. Consumer loans, excluding acquired consumer loans, increased by a rate of 26.3%, or $104.7 million, during 2017.
•	Net interest income increased $26.1 million, or 30.4%, to $112.1 million for the year ended December 31, 2017 compared to $86.0 million for the year ended December 31, 2016.

Pg. 2 cont. Horizon Bancorp Announces Record Net Income for 2017
•
Net interest margin was 3.75% for the year ended December 31, 2017 compared to 3.29% for the year ended December 31, 2016. The improvement in net interest margin from the prior year was due to Horizon executing a strategy to reduce expensive funding costs in the fourth quarter of 2016, an increase in average interest-earning assets, an increase in loan yields and the increase in interest rates during 2017.

•
Net interest margin, excluding the impact of prepayment penalties on borrowings and purchase accounting adjustments (“core net interest margin”), was 3.64% for the year ended December 31, 2017 compared to 3.38% for the year ended December 31, 2016.

•
Horizon’s tangible book value per share increased following the acquisitions of Lafayette and Wolverine Bancorp, Inc. (“Wolverine”) to $12.72 at December 31, 2017, compared to $12.38 and $11.48 at September 30, 2017 and December 31, 2016, respectively.

•
On October 17, 2017, Horizon closed on the merger with Wolverine and its wholly-owned subsidiary, Wolverine Bank, headquartered in Midland, Michigan. The related system integration was successfully completed on November 10, 2017.

Craig Dwight, Chairman and CEO, commented: “I am very pleased to announce Horizon Bancorp’s 2017 results and the incredible effort put forth by our entire team. Horizon’s performance for the year required an incredible team effort, based on the fact that we reported solid organic loan growth and successfully closed on a single branch acquisition and two whole-banks mergers. In addition, we were able to improve our net interest margin as a result of changes we made to our balance sheet in the fourth quarter of 2016 and therefore realized the benefits of said changes in 2017. Horizon’s core net income of $10.1 million for the fourth quarter and $35.5 million for the year is an increase of 19.0% and 21.4%, respectively, when compared to the prior year. Core diluted earnings per share increased 5.3%, to $0.40, for the fourth quarter and 5.5%, to $1.53, for 2017 when compared to the prior year.”

Dwight continued, “We continued to follow our balanced strategy of well-executed acquisitions and organic growth throughout 2017. During the first quarter of 2017, Horizon completed the acquisition of a single branch of First Farmers Bank & Trust Company located in Bargersville, Indiana which added $3.4 million in loans and $14.8 million in deposits and enhanced our presence in this attractive and rapidly growing central Indiana market. During the third quarter of 2017, we completed the acquisition of Lafayette Community Bancorp adding an experienced team of bankers to capitalize on future opportunities in the growth market of Lafayette, Indiana. Horizon also completed the acquisition of Wolverine Bancorp, Inc. during the fourth quarter of 2017 adding another experienced team of bankers located at three full-service locations in the Great Lakes Bay Region of Michigan and a loan production office in Troy, Michigan. The acquisitions of Lafayette and Wolverine increased total loans by $445.0 million.”

Mr. Dwight concluded, “In addition to these acquisitions, we continued to execute our organic growth strategy and experienced solid loan growth in 2017. Total loans, excluding acquired loans, loans held for sale and mortgage warehouse loans increased by 14.4%, or $288.9 million, primarily due to commercial and consumer loan growth. Horizon’s growth markets of Fort Wayne, Grand Rapids, Indianapolis and Kalamazoo, grew by $109.1 million, or 27.5%, during the year. The addition of a seasoned consumer loan portfolio manager during the third quarter of 2016 and an increased focus on the management of direct consumer loans resulted in an increase of 26.3% in consumer loans during 2017.”

Pg. 3 cont. Horizon Bancorp Announces Record Net Income for 2017

Income Statement Highlights

Net income for the fourth quarter of 2017 was $7.6 million, or $0.30 diluted earnings per share, compared to $8.2 million, or $0.36 diluted earnings per share, for the third quarter of 2017 and $5.6 million, or $0.25 diluted earnings per share, for the fourth quarter of 2016. Excluding acquisition-related expenses, gain on sale of investment securities, prepayment penalties on borrowings, gain on the accounting for Horizon’s equity interest in Lafayette, tax reform bill impact and purchase accounting adjustments (“core net income”), net income for the fourth quarter of 2017 was $10.1 million, or $0.40 diluted earnings per share, compared to $9.2 million, or $0.41 diluted earnings per share, for the third quarter of 2017 and $8.5 million, or $0.38 diluted earnings per share, for the fourth quarter of 2016.

The decrease in net income from the third quarter of 2017 to the fourth quarter of 2017 reflects increases in income tax expense of $3.3 million, non-interest expense of $1.8 million and provision for loan losses of $390,000, partially offset by increases in net interest income of $3.6 million and non-interest income of $1.3 million. In addition to the decrease in net income, diluted earnings per share decreased due to the stock issued in the Lafayette and Wolverine acquisitions. The increase in income tax expense was primarily due to the $2.4 million adjustment of Horizon’s net deferred tax assets to the new corporate tax rate. The increase in non-interest income reflects the finalized entries of the Lafayette acquisition which resulted in a gain on the accounting for Horizon’s previous equity interest in Lafayette of $530,000. Also, fiduciary activities income increased $255,000 from the third quarter to the fourth quarter.

The increase in net income and diluted earnings per share from the fourth quarter of 2016 to the same 2017 period reflects an increase in net interest income of $10.5 million, partially offset by increases in income tax expense of $4.1 million, non-interest expense of $3.7 million, provision for loan losses of $477,000 and average diluted shares outstanding. The majority of the increase in income tax expense was due to the $2.4 million adjustment of Horizon’s net deferred tax assets to the new corporate tax rate. Gains on the sale of investment securities decreased $961,000 from the fourth quarter of 2016 to the same period in 2017, partially offset by the gain on the accounting for Horizon’s previous equity interest in Lafayette of $530,000.

Net income for the year ended December 31, 2017 was $33.1 million, or $1.43 diluted earnings per share, compared to $23.9 million, or $1.19 diluted earnings per share, for the year ended December 31, 2016. The increase in net income and diluted earnings per share from 2016 to 2017 reflects an increase in net interest income of $26.1 million offset by a decrease in non-interest income of $2.3 million and increases in non-interest expense of $7.9 million, income tax expense of $6.0 million and provision for loan losses of $628,000. Core net income for the year ended December 31, 2017 was $35.5 million, or $1.53 diluted earnings per share, compared to $29.2 million, or $1.45 diluted earnings per share, for the year ended December 31, 2016.

Pg. 4 cont. Horizon Bancorp Announces Record Net Income for 2017

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollars in Thousands Except per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Non-GAAP Reconciliation of Net Income	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net income as reported	$7,650	$5,603	$33,117	$23,912
Merger expenses	1,444	1,354	3,656	6,827
Tax effect	(418)	(416)	(1,003)	(1,998)
Net income excluding merger expenses	8,676	6,541	35,770	28,741

Gain on sale of investment securities	-	(961)	(38)	(1,836)
Tax effect	-	336	13	643
Net income excluding gain on sale of investment securities	8,676	5,916	35,745	27,548

Prepayment penalties on borrowings	-	4,839	-	4,839
Tax effect	-	(1,694)	-	(1,694)
Net income excluding prepayment penalties on borrowings	8,676	9,061	35,745	30,693

Gain on remeasurement of equity interest in Lafayette	(530)	-	(530)	-
Tax effect	78	-	78	-
Net income excluding gain on remeasurement of equity interest in Lafayette	8,224	9,061	35,293	30,693

Tax reform bill impact	2,426	-	2,426	-
Net income excluding tax reform bill impact	10,650	9,061	37,719	30,693

Acquisition-related purchase accounting adjustments ("PAUs")	(868)	(900)	(3,484)	(2,304)
Tax effect	304	315	1,219	807
Net income excluding (PAUs)	$10,086	$8,476	$35,454	$29,196

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.30	$0.25	$1.43	$1.19
Merger expenses	0.06	0.06	0.16	0.34
Tax effect	(0.02)	(0.02)	(0.04)	(0.10)
Diluted earnings per share excluding merger expenses	0.34	0.29	1.55	1.43

Gain on sale of investment securities	-	(0.04)	-	(0.09)
Tax effect	-	0.02	-	0.03
Diluted earnings per share excluding gain on sale of investment securities	0.34	0.27	1.55	1.37

Prepayment penalties on borrowings	-	0.22	-	0.24
Tax effect	-	(0.08)	-	(0.08)
Diluted earnings per share excluding prepayment penalties on borrowings	0.34	0.41	1.55	1.53

Gain on remeasurement of equity interest in Lafayette	(0.02)	-	(0.02)	-
Tax effect	-	-	-	-
Diluted earnings per share excluding gain on remeasurement of equity interest in Lafayette	0.32	0.41	1.53	1.53

Tax reform bill impact	0.10	-	0.10	-
Diluted earnings per share excluding tax reform bill impact	0.42	0.41	1.63	1.53

Acquisition-related PAUs	(0.03)	(0.04)	(0.15)	(0.11)
Tax effect	0.01	0.01	0.05	0.03
Diluted earnings per share excluding PAUs	$0.40	$0.38	$1.53	$1.45

Pg. 5 cont. Horizon Bancorp Announces Record Net Income for 2017

Horizon’s net interest margin remained at 3.71% for the fourth quarter of 2017 when compared to the prior quarter and increased from 2.92% for the fourth quarter of 2016. The increase in net interest margin reflects a decrease in the cost of interest-bearing liabilities of 66 basis points and an increase in the yield of interest-earning assets of 25 basis points. The decrease in the cost of interest-bearing liabilities was primarily due to prepayment penalties incurred on high fixed-rate borrowings as part of Horizon’s balance sheet restructuring transaction in the fourth quarter of 2016. The increase in the yield of interest-earning assets was due to an increase in the yield on taxable investment securities and loans receivable of 28 and 6 basis points, respectively. Excluding prepayment penalties on borrowings and acquisition-related purchase accounting adjustments (“core net interest margin”), the margin was 3.61% for the fourth quarter of 2017 compared to 3.63% for the prior quarter and 3.45% for the fourth quarter of 2016. Interest expense from the prepayment penalties on borrowings was $4.8 million during the three months ended December 31, 2016. Interest income from acquisition-related purchase accounting adjustments was $868,000, $661,000 and $900,000 for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

Horizon’s net interest margin increased to 3.75% for the year ended December 31, 2017 compared to 3.29% for the year ended December 31, 2016. The increase in net interest margin reflects a decrease in the cost of interest-bearing liabilities of 26 basis points and an increase in the yield of interest-earning assets of 24 basis points. The decrease in the cost of interest-bearing liabilities was primarily due to Horizon’s balance sheet restructuring transaction completed in the fourth quarter of 2016 resulting in a decrease of 116 basis points in the cost of borrowings when comparing 2017 to 2016. The increase in the yield on interest-earning assets was due to a 12 basis point increase in the yield on loans receivable and an 11 basis point increase on taxable investment securities. Core net interest margin increased to 3.64% for the year ended December 31, 2017 compared to 3.38% for the year ended December 31, 2016. Interest expense from the prepayment penalties on borrowings was $4.8 million during 2016. Interest income from acquisition-related purchase accounting adjustments was $3.5 million and $2.3 million for the year ended December 31, 2017 and 2016, respectively.

Non-GAAP Reconciliation of Net Interest Margin (Dollars in Thousands, Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31	December 31
Net Interest Margin As Reported	2017	2017	2016	2017	2016
Net interest income	$31,455	$27,879	$20,939	$112,100	$85,992
Average interest-earning assets	3,471,169	3,078,611	2,932,145	3,074,464	2,683,383
Net interest income as a percent of average interest-earning assets ("Net Interest Margin")	3.71%	3.71%	2.92%	3.75%	3.29%

Impact of Prepayment Penalties on Borrowings
Interest expense from prepayment penalties on borrowings	$-	$-	$4,839	$-	$4,839

Impact of Acquisitions
Interest income from acquisition-related purchase accounting adjustments	$(868)	$(661)	$(900)	$(3,484)	$(2,304)

Excluding Impact of Prepayment Penalties and Acquisitions
Net interest income	$30,587	$27,218	$24,878	$108,616	$88,527
Average interest-earning assets	3,471,169	3,078,611	2,932,145	3,074,464	2,683,383
Core Net Interest Margin	3.61%	3.63%	3.45%	3.64%	3.38%

Pg. 6 cont. Horizon Bancorp Announces Record Net Income for 2017

Lending Activity

Total loans increased $405.6 million from $2.429 billion as of September 30, 2017 to $2.835 billion as of December 31, 2017 as commercial loans increased by $344.1 million, residential mortgage loans increased by $35.7 million and consumer loans increased by $27.4 million. Total loans, excluding acquired loans, mortgage warehouse loans and loans held for sale increased by $96.5 million when compared to September 30, 2017.

Loan Growth by Type, Excluding Acquired Loans
Three Months Ended December 31, 2017
(Dollars in Thousands)

					Excluding Acquired Loans
	December 31	September 30	Amount	Acquired	Amount	Percent
	2017	2017	Change	Loans	Change	Change
	(Unaudited)	(Unaudited)
Commercial loans	$1,617,870	$1,273,790	$344,080	$(276,167)	$67,913	5.3%
Residential mortgage loans	606,760	571,062	35,698	(30,603)	5,095	0.9%
Consumer loans	512,857	485,490	27,367	(3,897)	23,470	4.8%
Subtotal	2,737,487	2,330,342	407,145	(310,667)	96,478	4.1%
Held for sale loans	3,094	3,616	(522)	-	(522)	-14.4%
Mortgage warehouse loans	94,508	95,483	(975)	-	(975)	-1.0%
Total loans	$2,835,089	$2,429,441	$405,648	$(310,667)	$94,981	3.9%

Total loans increased $691.0 million to $2.835 billion at December 31, 2017 from $2.144 billion at December 31, 2016 as commercial loans increased by $547.9 million, consumer loans increased by $114.4 million and residential mortgage loans increased by $74.9 million, partially offset by a decrease in mortgage warehouse loans of $41.2 million and loans held for sale of $5.0 million. Total loans, excluding acquired loans, mortgage warehouse loans and loans held for sale, increased by a rate of 14.4%, or $288.9 million, during 2017.

Loan Growth by Type, Excluding Acquired Loans
Twelve Months Ended December 31, 2017
(Dollars in Thousands)

					Excluding Acquired Loans
	December 31	December 31	Amount	Acquired	Amount	Percent
	2017	2016	Change	Loans	Change	Change
	(Unaudited)
Commercial loans	$1,617,870	$1,069,956	$547,914	$(395,167)	$152,747	14.3%
Residential mortgage loans	606,760	531,874	74,886	(43,423)	31,463	5.9%
Consumer loans	512,857	398,429	114,428	(9,739)	104,689	26.3%
Subtotal	2,737,487	2,000,259	737,228	(448,329)	288,899	14.4%
Held for sale loans	3,094	8,087	(4,993)	-	(4,993)	-61.7%
Mortgage warehouse loans	94,508	135,727	(41,219)	-	(41,219)	-30.4%
Total loans	$2,835,089	$2,144,073	$691,016	$(448,329)	$242,687	11.3%

Residential mortgage lending activity for the three months ended December 31, 2017 generated $2.0 million in income from the gain on sale of mortgage loans, an increase of $37,000 from the previous quarter and a decrease of $612,000 from the same period in 2016. Total origination volume for the fourth quarter of 2017, including loans placed into portfolio, totaled $90.1 million, representing a decrease of 5.3% from the previous quarter and a decrease of 24.0% from the same period in 2016.

Pg. 7 cont. Horizon Bancorp Announces Record Net Income for 2017

Residential mortgage lending activity for the year ended December 31, 2017 generated $7.9 million in income from the gain on sale of mortgage loans, a decrease of $3.4 million when compared to the year ended December 31, 2016. Total origination volume for the year ended December 31, 2017, including loans placed into portfolio, totaled $361.5 million, a decrease of 21.4% compared to the year ended December 31, 2016.

The decrease in mortgage loan origination volume was primarily due to a decrease in mortgage loan refinance activity when comparing 2017 to 2016. Purchase money mortgage originations during the fourth quarter of 2017 represented 73.7% of total originations compared to 80.2% of originations during the previous quarter and 65.7% during the fourth quarter of 2016. Purchase money mortgage originations for the year ended December 31, 2017 represented 76.1% of originations compared to 69.5% for the year ended December 31, 2016.

The provision for loan losses totaled $1.1 million for the fourth quarter of 2017 compared to $710,000 for the third quarter of 2017 and $623,000 for the fourth quarter of 2016. The provision for loan losses totaled $2.5 million and $1.8 million for the years ended December 31, 2017 and 2016, respectively. The increase in the provision for loan losses in 2017 was due to additional allocations for loan growth in new markets and an increase in allocation for agricultural economic factors.

The ratio of the allowance for loan losses to total loans decreased to 0.58% as of December 31, 2017 from 0.69% as of December 31, 2016 due to an increase in gross loans. The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 0.81% as of December 31, 2017 compared to 0.91% as of December 31, 2016. Loan loss reserves and credit-related loan discounts on acquired loans as a percentage of total loans was 1.23% as of December 31, 2017 compared to 1.39% as of December 31, 2016.

Non-GAAP Allowance for Loan and Leasse Loss Detail
As of December 31, 2017
(Dollars in Thousands, Unaudited)

	Horizon Legacy	Heartland	Summit	Peoples	Kosciusko	LaPorte	CNB	Lafayette	Wolverine	Total
Pre-discount loan balance	$2,019,194	$11,646	$40,995	$113,171	$60,497	$142,824	$6,583	$144,444	$311,313	$2,850,667

Allowance for loan losses (ALLL)	16,394	-	-	-	-	-	-	-	-	16,394
Loan discount	N/A	800	2,241	2,754	758	3,796	167	3,226	4,930	18,672
ALLL + loan discount	16,394	800	2,241	2,754	758	3,796	167	3,226	4,930	35,066

Loans, net	$2,002,800	$10,846	$38,754	$110,417	$59,739	$139,028	$6,416	$141,218	$306,383	$2,815,601

ALLL/pre-discount loan balance	0.81%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.58%
Loan discount/pre-discount loan balance	N/A	6.87%	5.47%	2.43%	1.25%	2.66%	2.54%	2.23%	1.58%	0.66%
ALLL+loan discount/pre-discount loan balance	0.81%	6.87%	5.47%	2.43%	1.25%	2.66%	2.54%	2.23%	1.58%	1.23%

Non-performing loans to total loans increased 8 basis points to 0.58% at December 31, 2017 from 0.50% at December 31, 2016. Non-performing loans totaled $16.4 million as of December 31, 2017, an increase of $5.7 million from $10.7 million as of December 31, 2016. Compared to December 31, 2016, non-performing commercial loans increased by $4.7 million, non-performing real estate loans increased by $694,000 and non-performing consumer loans increased by $328,000. The increase in non-performing loans was driven primarily by loans acquired from Lafayette Community Bank and Wolverine Bank.

Pg. 8 cont. Horizon Bancorp Announces Record Net Income for 2017

Expense Management

Total non-interest expense was $1.8 million higher in the fourth quarter of 2017 when compared to the previous quarter. Excluding merger-related expenses of $1.4 million and $2.0 million during the three months ended December 31, 2017 and September 30, 2017, respectively, total non-interest expense increased $2.3 million, or 10.4%. The increase was primarily due to an increase in salaries and employee benefits of $1.4 million due to additional compensation expenses related to performance based incentive plans and the recent Wolverine acquisition. Other expense increased $338,000 reflecting overall company growth, market expansion and recent acquisitions. Outside services and consultant expense decreased $447,000 due to a lower amount of merger-related expenses incurred during the fourth quarter of 2017 when compared to the previous quarter. In addition, the cost savings anticipated from the Lafayette and Wolverine acquisitions were not yet fully realized during the fourth quarter of 2017. We expect the cost savings from these acquisitions will start to be fully realized in the first quarter of 2018.

Total non-interest expense was $3.7 million higher in the fourth quarter of 2017 compared to the same period of 2016.  Excluding merger-related expenses of $1.4 million recorded in both quarters ended December 31, 2017 and 2016, total non-interest expense increased $3.6 million, or 17.0%. The increase was primarily due to an increase in salaries and employee benefits of $2.9 million, other expenses of $390,000, net occupancy expenses of $176,000, outside services and consultants expense of $147,000 and professional fees of $131,000. The increase in salaries and employee benefits reflects additional compensation expense related to performance based incentive plans, overall company growth and recent acquisitions. Other expenses and net occupancy expenses increased as a result of market expansions and acquisitions. The increase in outside services and consultants expense and professional fees was due to a higher amount of merger-related expenses during the fourth quarter of 2017 when compared to the same period of 2016. Finally, the cost savings anticipated from the Lafayette and Wolverine acquisitions were not yet fully realized during the fourth quarter of 2017. We expect the cost savings from these acquisitions will start to be fully realized in the first quarter of 2018.

Total non-interest expense for the year ended December 31, 2017 increased $7.9 million when compared to the year ended December 31, 2016. Excluding merger-related expenses of $3.7 million and $6.8 million recorded during the year ended December 31, 2017 and 2016, respectively, total non-interest expense increased $11.1 million. The increase was primarily due to increases in salaries and employee benefits of $7.4 million, net occupancy expenses of $1.2 million, other expenses of $1.3 million and data processing expenses of $547,000, partially offset by decreases in outside services and consultants expense of $845,000, loan expense of $612,000, FDIC insurance expense of $513,000, other losses of $316,000 and professional fees of $262,000. The increase in salaries and employee benefits expense reflects additional compensation expense related to performance based incentive plans, overall company growth and recent acquisitions. Net occupancy expenses, other expenses and data processing expenses increased primarily due to overall company growth, market expansions and acquisitions. Outside services and consultants expense and professional fees decreased due to a lower amount of merger-related expenses in 2017 compared to 2016. The decrease in loan expense reflects a decrease in loan collection expenses when comparing 2017 to 2016. The reduced assessment rate schedule implemented by the FDIC in the fourth quarter of 2016 resulted in the decrease of FDIC insurance expense in 2017. Other losses decreased primarily due to lower debit card fraud-related expenses in 2017.

Pg. 9 cont. Horizon Bancorp Announces Record Net Income for 2017

Income tax expense totaled $5.8 million for the fourth quarter of 2017, an increase of $3.3 million and $4.1 million when compared to the third quarter of 2017 and fourth quarter of 2016, respectively. The increase was primarily due to the impact of the new corporate tax rate which was signed into law at the end of 2017. An adjustment to Horizon’s net deferred tax asset of $2.4 million ($1.7 million of net deferred tax assets and $766,000 of net deferred tax assets related to accumulated other comprehensive income) was recorded to income tax expense during the fourth quarter of 2017 to reflect the new corporate tax rate. Also reflected in this increase in income tax expense is an increase of $2.7 million and $6.2 million in income before income taxes when comparing the fourth quarter of 2017 to the previous quarter and the fourth quarter of 2016, respectively.

Income tax expense increased $6.0 million for the year ended December 31, 2017 compared to the year ended December 31, 2016. The majority of this increase was due to an increase in income before taxes of $15.2 million during 2017. Also reflected in this increase is the adjustment to Horizon’s net deferred tax asset of $2.4 million recorded during the fourth quarter of 2017.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures relating to net income, diluted earnings per share, net interest margin, total loans and loan growth, the allowance for loan and lease losses, tangible stockholders’ equity, tangible book value per share and the return on average assets. In each case, we have identified special circumstances that we consider to be non-recurring and have excluded them, to show the impact of such events as acquisition-related purchase accounting adjustments, prepayment penalties on borrowings and the tax reform bill, among others we have identified in our reconciliations. Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.  See the tables and other information below and contained elsewhere in this press release for reconciliations of the non-GAAP figures identified herein and their most comparable GAAP measures.

Non-GAAP Reconciliation of Tangible Stockholders' Equity and Tangible Book Value per Share (Dollars in Thousands Except per Share Data, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2017	2017	2017	2017	2016
Total stockholders' equity	$457,078	$392,055	$357,259	$348,575	$340,855
Less: Intangible assets	132,282	103,244	86,726	87,094	86,307
Total tangible stockholders' equity	$324,796	$288,811	$270,533	$261,481	$254,548

Common shares outstanding	25,529,819	23,325,459	22,176,465	22,176,465	22,171,596

Tangible book value per common share	$12.72	$12.38	$12.20	$11.79	$11.48

Pg. 10 cont. Horizon Bancorp Announces Record Net Income for 2017

Non-GAAP Reconciliation of Return on Average Assets (Dollars in Thousands, Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Non-GAAP Reconciliation of Net Income	2017	2016	2017	2016
Average Assets	$3,841,551	$3,241,750	$3,396,873	$2,961,622

Net income as reported	7,650	5,603	33,117	23,912
Merger expenses	1,444	1,354	3,656	6,827
Tax effect	(418)	(416)	(1,003)	(1,998)
Net income excluding merger expenses	8,676	6,541	35,770	28,741

Gain on sale of investment securities	-	(961)	(38)	(1,836)
Tax effect	-	336	13	643
Net income excluding gain on sale of investment securities	8,676	5,916	35,745	27,548

Prepayment penalties on borrowings	-	4,839	-	4,839
Tax effect	-	(1,694)	-	(1,694)
Net income excluding prepayment penalties on borrowings	8,676	9,061	35,745	30,693

Gain on remeasurement of equity interest in Lafayette	(530)	-	(530)	-
Tax effect	78	-	78	-
Net income excluding gain on remeasurement of equity interest in Lafayette	8,224	9,061	35,293	30,693

Tax reform bill impact	2,426	-	2,426	-
Net income excluding tax reform bill impact	10,650	9,061	37,719	30,693

Acquisition-related purchase accounting adjustments (PAUs)	(868)	(900)	(3,484)	(2,304)
Tax effect	304	315	1,219	807
Net income excluding PAUs	$10,086	$8,476	$35,454	$29,196

Non-GAAP Reconciliation of Return on Average Assets
Return on average assets as reported	0.79%	0.69%	0.97%	0.81%
Merger expenses	0.15%	0.17%	0.11%	0.23%
Tax effect	-0.04%	-0.05%	-0.03%	-0.07%
Return on average assets excluding merger expenses	0.90%	0.81%	1.05%	0.97%

Gain on sale of investment securities	0.00%	-0.12%	0.00%	-0.06%
Tax effect	0.00%	0.04%	0.00%	0.02%
Return on average assets excluding gain on sale of investment securities	0.90%	0.73%	1.05%	0.93%

Prepayment penalties on borrowings	0.00%	0.60%	0.00%	0.17%
Tax effect	0.00%	-0.21%	0.00%	-0.06%
Return on average assets excluding prepayment penalties on borrowings	0.90%	1.12%	1.05%	1.04%

Gain on remeasurement of equity interest in Lafayette	-0.05%	0.00%	-0.02%	0.00%
Tax effect	0.01%	0.00%	0.00%	0.00%
Return on average assets excluding gain on remeasurement of equity interest in Lafayette	0.86%	1.12%	1.03%	1.04%

Tax reform bill impact	0.25%	0.00%	0.07%	0.00%
Return on average assets excluding tax reform bill impact	1.11%	1.12%	1.10%	1.04%

Acquisition-related PAUs	-0.09%	-0.11%	-0.10%	-0.08%
Tax effect	0.03%	0.04%	0.04%	0.03%
Return on average assets excluding PAUs	1.05%	1.05%	1.04%	0.99%

Pg. 11 cont. Horizon Bancorp Announces Record Net Income for 2017

About Horizon

Horizon Bancorp is an independent, commercial bank holding company serving northern and central Indiana, and southern, central and the Great Lakes Bay regions of Michigan through its commercial banking subsidiary Horizon Bank. Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2017	2017	2017	2017	2016
Balance sheet:
Total assets	$3,964,303	$3,519,501	$3,321,178	$3,169,643	$3,141,156
Investment securities	710,113	708,449	704,525	673,090	633,025
Commercial loans	1,617,870	1,273,790	1,143,761	1,106,471	1,069,956
Mortgage warehouse loans	94,508	95,483	123,757	89,360	135,727
Residential mortgage loans	606,760	571,062	549,997	533,646	531,874
Consumer loans	512,857	485,490	450,209	417,476	398,429
Earnings assets	3,563,307	3,153,230	2,990,924	2,845,922	2,801,030
Non-interest bearing deposit accounts	601,805	563,536	508,305	502,400	496,248
Interest bearing transaction accounts	1,712,246	1,536,169	1,401,407	1,432,228	1,499,120
Time deposits	566,952	508,570	452,208	509,071	475,842
Borrowings	564,157	458,152	485,304	319,993	267,489
Subordinated debentures	37,653	37,607	37,562	37,516	37,456
Total stockholders' equity	457,078	392,055	357,259	348,575	340,855

Income statement:	Three months ended
Net interest income	$31,455	$27,879	$27,198	$25,568	$20,939
Provision for loan losses	1,100	710	330	330	623
Non-interest income	9,344	8,021	8,212	7,559	9,484
Non-interest expenses	26,291	24,513	22,488	21,521	22,588
Income tax expense	5,758	2,506	3,520	3,052	1,609
Net income	7,650	8,171	9,072	8,224	5,603
Preferred stock dividend	-	-	-	-	-
Net income available to common shareholders	$7,650	$8,171	$9,072	$8,224	$5,603

Per share data:
Basic earnings per share (1)	$0.30	$0.36	$0.41	$0.37	$0.25
Diluted earnings per share (1)	0.30	0.36	0.41	0.37	0.25
Cash dividends declared per common share (1)	0.13	0.13	0.13	0.11	0.11
Book value per common share (1)	17.90	16.81	16.11	15.72	15.37
Tangible book value per common share (1)	12.72	12.38	12.20	11.79	11.48
Market value - high	29.21	29.17	27.50	28.09	28.41
Market value - low	$25.99	$25.30	$24.73	$24.91	$17.84
Weighted average shares outstanding - Basic	25,140,800	22,580,160	22,176,465	22,175,526	22,155,549
Weighted average shares outstanding - Diluted	25,264,675	22,715,273	22,322,390	22,326,071	22,283,722

Key ratios:
Return on average assets	0.79%	0.96%	1.12%	1.07%	0.69%
Return on average common stockholders' equity	6.75	8.92	10.24	9.66	6.49
Net interest margin	3.71	3.71	3.84	3.80	2.92
Loan loss reserve to total loans	0.58	0.64	0.66	0.70	0.69
Non-performing loans to loans	0.58	0.51	0.51	0.46	0.50
Average equity to average assets	11.70	10.74	10.94	11.12	10.59
Bank only capital ratios:
Tier 1 capital to average assets	9.94	9.90	9.87	10.26	9.93
Tier 1 capital to risk weighted assets	12.18	12.33	12.82	13.40	13.33
Total capital to risk weighted assets	12.72	12.93	13.44	14.05	13.98

Loan data:
Substandard loans	$46,162	$36,883	$34,870	$30,865	$30,361
30 to 89 days delinquent	9,329	6,284	4,555	5,476	6,315

90 days and greater delinquent - accruing interest	$167	$162	$160	$245	$241
Trouble debt restructures - accruing interest	1,958	2,015	1,924	1,647	1,492
Trouble debt restructures - non-accrual	1,013	1,192	668	998	1,014
Non-accural loans	13,276	9,065	8,811	6,944	7,936
Total non-performing loans	$16,414	$12,434	$11,563	$9,834	$10,683

(1) Adjusted for 3:2 stock split on November 14, 2016

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	December 31	December 31
	2017	2016
Balance sheet:
Total assets	$3,964,303	$3,141,156
Investment securities	710,113	633,025
Commercial loans	1,617,870	1,069,956
Mortgage warehouse loans	94,508	135,727
Residential mortgage loans	606,760	531,874
Consumer loans	512,857	398,429
Earnings assets	3,563,307	2,801,030
Non-interest bearing deposit accounts	601,805	496,248
Interest bearing transaction accounts	1,712,246	1,499,120
Time deposits	566,952	475,842
Borrowings	564,157	267,489
Subordinated debentures	37,653	37,456
Total stockholders' equity	457078	340855

Income statement:	Twelve months ended
Net interest income	$112,100	$85,992
Provision for loan losses	2,470	1,842
Non-interest income	33,136	35,455
Non-interest expenses	94,813	86,892
Income tax expense	14,836	8,801
Net income	33,117	23,912
Preferred stock dividend	-	(42)
Net income available to common shareholders	$33,117	$23,870

Per share data:
Basic earnings per share (1)	$1.44	$1.19
Diluted earnings per share (1)	1.43	1.19
Cash dividends declared per common share (1)	0.50	0.41
Book value per common share (1)	17.90	15.37
Tangible book value per common share (1)	12.72	11.48
Market value - high	29.21	28.41
Market value - low	$24.73	$15.41
Weighted average shares outstanding - Basic	23,035,824	19,987,728
Weighted average shares outstanding - Diluted	23,183,287	20,082,410

Key ratios:
Return on average assets	0.97%	0.81%
Return on average common stockholders' equity	8.74	7.92
Net interest margin	3.75	3.29
Loan loss reserve to total loans	0.58	0.69
Non-performing loans to loans	0.58	0.50
Average equity to average assets	11.15	10.22
Bank only capital ratios:
Tier 1 capital to average assets	9.94	9.93
Tier 1 capital to risk weighted assets	12.18	13.33
Total capital to risk weighted assets	12.72	13.98

Loan data:
Substandard loans	$46,162	$30,361
30 to 89 days delinquent	9,329	6,315

90 days and greater delinquent - accruing interest	$167	$241
Trouble debt restructures - accruing interest	1,958	1,492
Trouble debt restructures - non-accrual	1,013	1,014
Non-accural loans	13,276	7,936
Total non-performing loans	$16,414	$10,683

(1) Adjusted for 3:2 stock split on November 14, 2016

 HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2017	2017	2017	2017	2016
Commercial	$8,634	$7,877	$7,617	$7,600	$6,579
Real estate	2,188	2,129	1,750	1,697	2,090
Mortgage warehousing	1,030	1,048	1,090	1,042	1,254
Consumer	4,542	4,532	4,570	4,715	4,914
Total	$16,394	$15,586	$15,027	$15,054	$14,837

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three Months Ended
	December 31	September 30	June 30	March 31	December 31
	2017	2017	2017	2017	2016
Commercial	$50	$169	$24	$(134)	$49
Real estate	(9)	24	(8)	38	64
Mortgage warehousing	-	-	-	-	-
Consumer	251	(42)	341	209	197
Total	$292	$151	$357	$113	$310

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2017	2017	2017	2017	2016
Commercial	$7,141	$3,869	$2,794	$1,530	$2,432
Real estate	5,716	5,545	5,285	5,057	5,022
Mortgage warehousing	-	-	-	-	-
Consumer	3,557	3,456	3,484	3,247	3,229
Total	$16,414	$12,870	$11,563	$9,834	$10,683

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2017	2017	2017	2017	2016
Commercial	$578	$324	$409	$542	$542
Real estate	200	1,443	1,805	2,413	2,648
Mortgage warehousing	-	-	-	-	-
Consumer	60	26	21	20	26
Total	$838	$1,793	$2,235	$2,975	$3,216

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$10,175	$24	0.94%	$27,034	$42	0.62%
Interest-earning deposits	22,939	49	0.85%	33,901	73	0.86%
Investment securities - taxable	422,864	2,196	2.06%	496,794	2,221	1.78%
Investment securities - non-taxable (1)	309,902	1,875	3.38%	219,937	1,338	3.36%
Loans receivable (2)(3)	2,705,289	32,630	4.82%	2,154,479	25,715	4.76%
Total interest-earning assets (1)	3,471,169	36,774	4.32%	2,932,145	29,389	4.07%

Non-interest-earning assets
Cash and due from banks	44,765			40,788
Allowance for loan losses	(15,692)			(14,593)
Other assets	341,309			283,410

	$3,841,551			$3,241,750

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$2,278,651	$2,586	0.45%	$1,949,549	$1,693	0.35%
Borrowings	451,866	2,150	1.89%	382,177	6,199	6.45%
Subordinated debentures	36,431	583	6.35%	38,084	558	5.83%
Total interest-bearing liabilities	2,766,948	5,319	0.76%	2,369,810	8,450	1.42%

Non-interest-bearing liabilities
Demand deposits	603,733			504,274
Accrued interest payable and other liabilities	21,552			24,322
Stockholders' equity	449,318			343,344

	$3,841,551			$3,241,750

Net interest income/spread		$31,455	3.55%		$20,939	2.65%

Net interest income as a percentof average interest earning assets (1)			3.71%			2.92%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2017			December 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$5,450	$80	1.47%	$17,142	$95	0.55%
Interest-earning deposits	23,865	301	1.26%	34,506	278	0.81%
Investment securities - taxable	417,993	8,705	2.08%	490,274	9,666	1.97%
Investment securities - non-taxable (1)	292,030	7,068	3.39%	192,881	4,921	3.59%
Loans receivable (2)(3)	2,335,126	112,329	4.83%	1,948,580	91,569	4.71%
Total interest-earning assets (1)	3,074,464	128,483	4.29%	2,683,383	106,529	4.05%

Non-interest-earning assets
Cash and due from banks	42,578			37,549
Allowance for loan losses	(15,226)			(14,439)
Other assets	295,057			255,129

	$3,396,873			$2,961,622

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$2,045,896	$7,901	0.39%	$1,752,326	$6,616	0.38%
Borrowings	381,488	6,178	1.62%	425,444	11,807	2.78%
Subordinated debentures	36,362	2,304	6.34%	49,834	2,114	4.24%
Total interest-bearing liabilities	2,463,746	16,383	0.66%	2,227,604	20,537	0.92%

Non-interest-bearing liabilities
Demand deposits	533,852			417,900
Accrued interest payable and other liabilities	20,566			13,574
Stockholders' equity	378,709			302,544

	$3,396,873			$2,961,622

Net interest income/spread		$112,100	3.63%		$85,992	3.13%

Net interest income as a percent of average interest earning assets (1)			3.75%			3.29%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	December 31	December 31
	2017	2016
	(Unaudited)
Assets
Cash and due from banks	$76,441	$70,832
Investment securities, available for sale	509,665	439,831
Investment securities, held to maturity (fair value of $201,085 and $194,086)	200,448	193,194
Loans held for sale	3,094	8,087
Loans, net of allowance for loan losses of $16,394 and $14,837	2,815,601	2,121,149
Premises and equipment, net	75,529	66,357
Federal Reserve and Federal Home Loan Bank stock	18,105	23,932
Goodwill	119,880	76,941
Other intangible assets	12,402	9,366
Interest receivable	16,244	12,713
Cash value of life insurance	75,931	74,134
Other assets	40,963	44,620
Total assets	$3,964,303	$3,141,156
Liabilities
Deposits
Non-interest bearing	$601,805	$496,248
Interest bearing	2,279,198	1,974,962
Total deposits	2,881,003	2,471,210
Borrowings	564,157	267,489
Subordinated debentures	37,653	37,456
Interest payable	886	472
Other liabilities	23,526	23,674
Total liabilities	3,507,225	2,800,301
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Issued 0 and 0 shares	-	-
Common stock, no par value
Authorized 66,000,000 shares(1)
Issued, 25,549,069 and 22,192,530 shares(1)
Outstanding, 25,529,819 and 22,171,596 shares(1)	-	-
Additional paid-in capital	275,059	182,326
Retained earnings	185,570	164,173
Accumulated other comprehensive loss	(3,551)	(5,644)
Total stockholders’ equity	457,078	340,855
Total liabilities and stockholders’ equity	$3,964,303	$3,141,156

(1) Adjusted for 3:2 stock split on November 14, 2016

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2017	2016	2017	2016
Interest Income
Loans receivable	$32,630	$25,715	$112,329	$91,569
Investment securities
Taxable	2,269	2,336	9,086	10,039
Tax exempt	1,875	1,338	7,068	4,921
Total interest income	36,774	29,389	128,483	106,529
Interest Expense
Deposits	2,586	1,693	7,901	6,616
Borrowed funds	2,150	6,199	6,178	11,807
Subordinated debentures	583	558	2,304	2,114
Total interest expense	5,319	8,450	16,383	20,537
Net Interest Income	31,455	20,939	112,100	85,992
Provision for loan losses	1,100	623	2,470	1,842
Net Interest Income after Provision for Loan Losses	30,355	20,316	109,630	84,150
Non-interest Income
Service charges on deposit accounts	1,745	1,452	6,383	5,762
Wire transfer fees	155	218	658	806
Interchange fees	1,295	1,100	5,104	4,165
Fiduciary activities	2,142	1,868	7,894	6,621
Gains (losses) on sale of investment securities (includes $0 and $961 for the three months ended December 31, 2017 and 2016, respectively, and $38 and $1,836 for the twelve months ended December 31, 2017 and 2016, respectively, related to accumulated other comprehensive earnings reclassifications)	-	961	38	1,836
Gain on sale of mortgage loans	1,988	2,504	7,906	11,675
Mortgage servicing income net of impairment	408	552	1,583	1,908
Increase in cash value of bank owned life insurance	451	498	1,797	1,643
Other income	1,160	331	1,773	1,039
Total non-interest income	9,344	9,484	33,136	35,455
Non-interest Expense
Salaries and employee benefits	14,289	11,421	51,375	44,013
Net occupancy expenses	2,487	2,311	9,535	8,322
Data processing	1,603	1,512	5,914	5,367
Professional fees	693	562	2,490	2,752
Outside services and consultants	2,027	1,880	7,018	7,863
Loan expense	1,398	1,496	4,970	5,582
FDIC insurance expense	270	280	1,046	1,559
Other losses	182	174	368	684
Other expense	3,342	2,952	12,097	10,750
Total non-interest expense	26,291	22,588	94,813	86,892
Income Before Income Tax	13,408	7,212	47,953	32,713

Income tax expense (includes $0 and $366 for the three months ended December 31, 2017 and 2016, respectively, and $13 and $643 for the twelve months ended December 31, 2017 and 2016, respectively, related to income tax expense from reclassification items)	5,758	1,609	14,836	8,801
Net Income	7,650	5,603	33,117	23,912
Preferred stock dividend	-	-	-	(42)
Net Income Available to Common Shareholders	$7,650	$5,603	$33,117	$23,870
Basic Earnings Per Share	$0.30	$0.25	$1.44	$1.19
Diluted Earnings Per Share	0.30	0.25	1.43	1.19